Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration
Statements:

(1)     Registration Statement (Form S-8 No. 333-201036) pertaining to the 2006 Stock
Option Plan, 2011 Stock Option Plan, 2014 Equity Incentive Plan and to the
2014 Employee Stock Purchase Plan of Bellicum Pharmaceuticals, Inc., and

(2)     Registration Statement (Form S-3 No. 333-209012) of Bellicum
Pharmaceuticals, Inc.

of our report dated March 13, 2017, with respect to the financial statements of
Bellicum Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of
Bellicum Pharmaceuticals, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Houston, Texas
March 13, 2017